EXHIBIT 99.1

ICG Announces First Quarter Financial Results

Increased Revenue 34%, Doubled Sales and Marketing Investment and is on Track to Meet Guidance

RADNOR, Pa., May 2, 2013 (GLOBE NEWSWIRE) -- ICG Group, Inc. (Nasdaq:ICGE) ("ICG") today reported its results for the quarter ended March 31, 2013.

Financial Information

Revenue for the first quarter of 2013 grew 34%, to $46.3 million, compared to $34.7 million in the corresponding 2012 period. Non-GAAP net income (loss) for the first quarter of 2013 was a loss of $(2.8) million, or $(0.08) per diluted share, as compared to a loss of $(2.6) million, or $(0.07) per diluted share, in the first quarter of 2012. GAAP net income (loss) for the first quarter of 2013 was income of $19.1 million, or $0.52 per diluted share, compared to a net loss of $(7.0) million, or $(0.19) per diluted share, in the corresponding period of 2012. GAAP net income for the first quarter of 2013 included gains primarily related to the sales of Channel Intelligence and Investor Force. Channel Intelligence and Investor Force are both presented within discontinued operations for all periods presented.

"We had a strong start to the year with the sales of Channel Intelligence and Investor Force and, operationally, we made solid progress in the first quarter, driving 34% revenue growth. Importantly, of our $46.3 million in revenue, approximately 90% is recurring," said Walter Buckley, ICG's Chief Executive Officer. "We continued to aggressively pursue our key growth initiatives in the quarter, doubling our investment in sales and marketing across our businesses from the first quarter of 2012 to fortify our ability to further capitalize on the large market opportunity that we have in front of us."

Financial Highlights

  On track to achieve annual revenue and non-GAAP net income per share within guidance ranges
  Repurchased 161,200 shares of ICG common stock for $2.1 million and expect to meet our $10 million annual share repurchase goal
  As previously announced, sold Channel Intelligence to Google, realizing $60.5 million of cash for ICG, and sold Investor Force to MSCI for cash proceeds to ICG of $20.7 million

Operational Highlights

  Deployed $8.0 million in sales and marketing across the businesses, positioning ICG to further increase its recurring revenue base and pipeline growth
  Invested $3.2 million in research and development
  Rebranded SeaPass, ICG's insurance platform, as Bolt
  Rolled out the Bolt Platform, a fully-integrated cloud offering for the property and casualty insurance industry

"Our first quarter results reflect a good start to 2013, with strong revenue growth, as well as profitability that was essentially in line with our expectations," said Kirk Morgan, Chief Financial Officer of ICG. "Our profitability goal for 2013 is particularly notable given the significant investments we are making in growth initiatives such as sales and marketing. Our strong balance sheet allows us to support these initiatives and execute on our capital allocation focus of owning more of our companies, supporting accretive tuck-in acquisitions and share repurchases."

A reconciliation of the most comparable GAAP financial measures to the non-GAAP measures noted above is included with the financial tables at the end of this release.

Please see ICG's website at www.icg.com for more information on ICG, its companies and its first quarter 2013 results.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. The webcast can be accessed at www.icg.com/investors/events-and-presentations/. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode by dialing 866-700-5192 or 617-213-8833. The participant pass code for either dial-in is 99049611.

For those unable to participate in the conference call, a replay will be available from May 2, 2013 at 12:00 p.m. ET until May 9, 2013 at 11:59 p.m. ET. To access the replay, dial 888-286-8010 or 617-801-6888. The pass code is 55990721. The replay and slide presentation also can be accessed in the investor relations section of the ICG website at www.icg.com/investors/events-and-presentations/.

About ICG

ICG provides leading cloud-based software and solutions in procurement, government, compliance and insurance. ICG's software platforms automate industry-specific processes that drive growth, cost savings and compliance for its customers globally. Headquartered in Radnor, Pennsylvania, ICG has more than 1,100 employees worldwide. For more information, please go to www.icg.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties, including, but not limited to, risks associated with the effect of economic conditions generally, capital spending by our companies' customers, our companies' collective ability to retain existing customer relationships and secure new ones, our companies' ability to compete successfully against their respective competitors, our companies' ability to timely and effectively respond to technological developments, our and our companies' collective ability to retain key personnel, our ability to have continued access to capital and to deploy capital effectively and on acceptable terms, our ability to maximize value in connection with divestitures, and other risks and uncertainties detailed in ICG's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

ICG Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Revenue	$ 46,339	$ 34,698

Operating Expenses
Cost of revenue	29,909	22,478
Sales and marketing	8,013	3,975
General and administrative	11,010	8,944
Research and development	3,204	2,527
Amortization of intangibles	2,899	424
Impairment related and other	489	127
Total operating expenses	55,524	38,475

Operating income (loss)	(9,185)	(3,777)

Other income (expense):
Other income (loss), net	(973)	397
Interest income	31	137
Interest expense	(459)	(108)

Income (loss) before income taxes, equity loss and discontinued operations	(10,586)	(3,351)

Income tax benefit (expense)	(827)	(540)
Equity loss	(701)	(2,303)

Income (loss) from continuing operations	(12,114)	(6,194)
Income (loss) from discontinued operations	27,596	(674)
Net income (loss)	15,482	(6,868)
Less: Net income (loss) attributable to the noncontrolling interest	(3,586)	152
Net income (loss) attributable to ICG	$ 19,068	$ (7,020)

Amounts attributable to ICG common shareholders:
Net income (loss) from continuing operations	$ (10,922)	$ (6,488)
Net income (loss) from discontinued operations	29,990	(532)
Net income (loss) attributable to ICG common shareholders	$ 19,068	$ (7,020)

Basic net income (loss) per share:
Income (loss) from continuing operations attributable to ICG common shareholders	$ (0.30)	$ (0.18)
Income (loss) from discontinued operations attributable to ICG common shareholders	0.82	(0.01)
Income (loss) attributable to ICG common shareholders	$ 0.52	$ (0.19)

Diluted net income (loss) per share:
Income (loss) from continuing operations attributable to ICG common shareholders	$ (0.30)	$ (0.18)
Income (loss) from discontinued operations attributable to ICG common shareholders	0.82	(0.01)
Income (loss) attributable to ICG common shareholders	$ 0.52	$ (0.19)

Shares used in computation of basic net income (loss) per common share attributable to ICG common shareholders	36,713	36,156
Shares used in computation of diluted net income (loss) per common share attributable to ICG common shareholders	36,713	36,156

ICG Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2013	2012

ASSETS
Cash and cash equivalents	$ 97,023	$ 45,642
Restricted cash	877	827
Accounts receivable, net	48,471	47,405
Deferred tax asset	348	348
Prepaid expenses and other current assets	5,008	6,503
Assets of discontinued operations	--	82,505
Total current assets	151,727	183,230
Marketable securities	630	327
Fixed assets, net	13,109	13,786
Ownership interests	15,126	13,333
Goodwill and Intangibles, net	187,812	192,509
Deferred tax asset	29,681	29,770
Cost method investments	13,007	13,007
Other assets, net	1,870	1,797
Total Assets	$ 412,962	$ 447,759

LIABILITIES AND EQUITY
Current maturities of other long-term debt	$ 7,239	$ 5,336
Accounts payable	4,510	7,023
Accrued expenses	8,290	8,428
Accrued compensation and benefits	7,905	19,721
Deferred revenue	19,957	19,680
Liabilities of discontinued operations	--	10,433
Total current liabilities	47,901	70,621
Long-term debt	28,464	27,978
Other non-current liabilities	5,963	6,745
Total Liabilities	82,328	105,344
Redeemable noncontrolling interest	3,608	3,383
Equity:
Controlling (ICG) equity	285,439	265,898
Noncontrolling interest	41,587	73,134
Total Equity	327,026	339,032
Total Liabilities, Redeemable noncontrolling interest and Equity	$ 412,962	$ 447,759

ICG Group, Inc.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	2012				2013
	Q1	Q2	Q3	Q4	Q1
GAAP Net income (loss) attributable to ICG:	($7,020)	($5,994)	$21,341	$14,662	$19,068
Add back:
Share-based compensation	1,638	1,739	1,811	1,738	2,282
Amortization of intangibles	424	1,436	1,829	1,901	2,899
Impairment related and other	127	160	739	521	489
Other (income) loss, net	(397)	(1,054)	(31,570)	(23,899)	973
Acquired businesses' deferred revenue	--	2,537	1,593	1,062	753
Equity loss	2,303	3,236	1,608	566	701
Income tax expense (benefit) - deferred	279	71	5	(222)	20
Impact of discontinued operations	1	204	1,854	423	(29,990)
Non-GAAP net income (loss)	($2,645)	$2,335	($790)	($3,248)	($2,805)

GAAP Net income (loss) per diluted share:	($0.19)	($0.17)	$0.59	$0.40	$0.52
Add back:
Share-based compensation	$0.05	$0.05	$0.05	$0.05	$0.06
Amortization of intangibles	$0.01	$0.04	$0.05	$0.05	$0.08
Impairment related and other	$0.00	$0.00	$0.02	$0.01	$0.01
Other (income) loss, net	($0.01)	($0.03)	($0.89)	($0.67)	$0.03
Acquired businesses' deferred revenue	$0.00	$0.07	$0.04	$0.03	$0.02
Equity loss	$0.06	$0.09	$0.05	$0.02	$0.02
Income tax expense (benefit) - deferred	$0.01	$0.00	$0.00	($0.01)	$0.00
Impact of discontinued operations	$0.00	$0.01	$0.05	$0.01	($0.82)
Non-GAAP net income (loss) per diluted share	($0.07)	$0.06	($0.03)	($0.10)	($0.08)

Shares used in calculation of GAAP net income (loss) per share attributable to ICG:
Basic	36,156	35,917	35,650	35,840	36,713
Diluted	36,156	35,917	36,273	36,912	36,713

Shares used in calculation of non-GAAP net income (loss) per share attributable to ICG:
Basic	36,156	35,917	35,650	35,840	36,713
Diluted	36,156	36,422	35,650	35,840	36,713

About ICG's Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.  ICG strongly urges investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release.

ICG's management believes that its non-GAAP financial measures provide useful information to investors because they allow investors to view the business through the eyes of management and provide meaningful supplemental information regarding ICG's operating results, as they exclude amounts that ICG excludes as part of its monitoring of operating results and assessment of the performance of the business.

ICG presents the following non-GAAP financial measures in this release:  (1) non-GAAP net income (loss) and (2) non-GAAP net income (loss) per diluted share.  ICG excludes items from these non-GAAP financial measures as described below.

Non-GAAP net income (loss), excludes the additional following items:

  Share-based compensation. ICG excludes share-based compensation expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that ICG does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of ICG's results with results of other companies.
  Amortization of intangibles. ICG excludes amortization of acquired intangibles, primarily customer relationships and technology, because they are expenses that ICG does not consider part of ongoing operating results when assessing the performance of its business, and ICG believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.
  Impairment-related and other costs. ICG excludes the effect of impairment-related and other costs, which primarily include impairment charges, revaluation of contingent consideration, restructuring and severance fees, acquisition related costs, legal and settlement costs and other one-time costs, because ICG does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on ICG's operations.
  Other income (loss), net. ICG excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses, as well as certain foreign currency impacts, because ICG does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on ICG's operations.
  Acquired businesses' deferred revenue.  ICG includes acquired businesses' previously deferred revenues that are not recognized under GAAP because ICG considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.
  Equity loss.  In accordance with GAAP, ICG recognizes its share of the earnings or losses of each company accounted for under the equity method and adjusts the carrying amount for each such company for its share of the earnings or losses of the company.  ICG excludes GAAP equity income (loss) because it is significantly impacted by factors outside its direct control.
  Income tax expense (benefit) - deferred.  ICG excludes the effect of deferred income tax expense (benefit) primarily because it is a non-cash expense that ICG does not consider a meaningful component of its operating results when assessing the performance of its business, and the exclusion of this item facilitates the comparison of results over different time periods.
  Impact of discontinued operations. ICG includes the impact of these items of discontinued operations in 2012 periods as ICG believes it is useful for investors to understand the effect of this item for all periods presented as compared to what has historically been provided and the impact of discontinued operations in 2013 as ICG does not consider them a part of ongoing operating results when assessing the performance of its business.

Non-GAAP net income (loss) per diluted share is calculated as follows:

  Non-GAAP net income (loss) (as defined above) is the numerator.
  Shares used in calculation of non-GAAP net income (loss) per diluted share. For periods where GAAP and non-GAAP net income (loss) are both losses, ICG uses the same number of shares used to calculate GAAP and non-GAAP net loss per share. For periods where GAAP and non-GAAP net income (loss) are both income, ICG uses the same number of shares used to calculate GAAP and non-GAAP net income per diluted share. For periods where GAAP net income (loss) is a loss but non-GAAP net income (loss) is income, ICG includes the impact of incremental dilutive securities for the period to determine non-GAAP net income per diluted share. For periods where GAAP net income (loss) is income but non-GAAP net income (loss) is a loss, ICG excludes the impact of incremental dilutive securities for the period to determine non-GAAP net loss per diluted share.

ICG believes that the following considerations apply to the non-GAAP financial measures that it presents:

  ICG's management uses non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share in internal reports used by management in monitoring and making decisions regarding ICG's business, including in monthly financial reports prepared for management and in periodic reports to ICG's Board of Directors.
  An important limitation of ICG's non-GAAP financial measures is that they exclude expenses, some of which may be significant, that are required by GAAP to be recorded.  In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges to exclude from the non-GAAP financial measures.
  To mitigate the limitations associated with non-GAAP financial measures, ICG reconciles its non-GAAP financial measures to the nearest comparable GAAP financial measures and recommends that investors and potential investors do not give undue weight to its non-GAAP financial measures.
CONTACT: Investor inquiries:
         Karen Greene
         ICG
         Investor Relations
         610-727-6900
         IR@icg.com